Exhibit 99(a)

UFP Industries Announces Fourth Quarter 2025 Results

GRAND RAPIDS, MI (February 23, 2026) - UFP Industries, Inc. (Nasdaq: UFPI) a leading manufacturer focused on delivering value-added products across its Retail, Packaging, and Construction segments reported results for the fourth quarter 2025.

●Net Sales of $1.33 billion decreased by 9 percent due to a 2 percent decrease in price and a 7 percent decline in organic units.
●Diluted earnings per share of $0.70 compared to $1.12 a year ago, and Net Earnings Attributable to Controlling Interests of $40 million compared to $68 million a year ago. Earnings were impacted by a higher estimated tax rate, year-end bonus adjustments from estimates to actual, and certain non-cash transactions.
●Adjusted EBITDA1 was $107.2 million in the quarter, or 8.1 percent of net sales compared to 9.1 percent a year ago. Adjusted EBITDA margin1 was 8.9 percent for the year, roughly 170bps higher than 2019.
●New product sales were 7.6 percent of total net sales.
●Cash flows from operating activities in 2025 was $546 million. Free cash flow1 of $451 million was used to repurchase nearly $450 million of our shares.

Will Schwartz, President and CEO of UFP Industries, commented, “We continue to see trends stabilizing across the majority of our businesses. Despite generally soft end-market demand, our fourth quarter sales and profits were in line with internal expectations. While 2025 proved to be a challenging year given market volatility, our team made meaningful progress navigating this environment and executing on our strategy. Our disciplined focus on cost controls and growth investments leaves us on stronger footing and well-positioned as conditions improve. After several years of headwinds, we continue to see markets normalizing and are cautiously optimistic on our business prospects in 2026.”

Schwartz continued, “Our balanced portfolio enables us to drive shareholder value. To that point, we returned $515 million to shareholders in 2025 and finished the year with more than $900 million of cash and cash equivalents and $2.2 billion in total liquidity. We streamlined our cost structure with $60 million in cost reduction initiatives and have approached our portfolio through a more strategic lens. We plan to strengthen our core businesses, introduce innovative value-added products, and drive above market growth. Our M&A targets reflect our desire to strengthen our core businesses and drive growth in innovation and new products. We plan to use our strong balance sheet to pursue meaningful M&A while returning capital to shareholders through opportunistic share repurchases and dividends. We enter 2026 in a stronger position to drive improved results.”

Fourth Quarter 2025 Highlights

UFP Consolidated

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
Net sales	$1,329,823	$1,462,001	(9.0)%	$6,320,343	$6,652,309	(5.0)%
Net earnings	40,156	69,783	(42.5)	295,992	418,733	(29.3)
Net margin	3.0%	4.8%		4.7%	6.3%
Adjusted EBITDA[2]	107,243	132,702	(19.2)	563,560	682,264	(17.4)
Adjusted EBITDA margin	8.1%	9.1%		8.9%	10.3%

Percentage change in net sales:
Organic units	(7)%			(3)%
Acquisitions	—			—
Selling prices	(2)			(2)

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

2 Adjusted EBITDA is net of bonus expense (excluding vesting expense associated with share-based bonus arrangements) which totaled $16 million in the fourth quarter of 2025 and was $14 million higher than the same period of 2024.

Exhibit 99(a)

UFP Retail

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
Net sales	$443,964	$524,591	(15.4)%	$2,433,556	$2,597,994	(6.3)%
Net earnings	9,147	24,359	(62.4)	86,679	139,127	(37.7)
Net margin	2.1%	4.6%		3.6%	5.4%
Adjusted EBITDA	24,535	44,127	(44.4)	164,347	220,828	(25.6)
Adjusted EBITDA margin	5.5%	8.4%		6.8%	8.5%

Percentage change in net sales:
Organic units	(13)%			(7)%
Acquisitions	—			—
Selling prices	(2)			1
●	ProWood organic unit sales declined 13 percent in the quarter from year ago levels due to difficult comparisons from elevated storm related demand for our products in 2024.
●	Deckorators organic unit sales grew 17 percent in the quarter from year ago levels. Our Surestone decking sales increased 44 percent and our traditional wood plastic composite decking increased 35 percent, both from the quarter a year ago.

UFP Packaging

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
Net sales	$370,097	$375,315	(1.4)%	$1,603,723	$1,636,563	(2.0)%
Net earnings	7,506	16,563	(54.7)	66,414	80,035	(17.0)
Net margin	2.0%	4.4%		4.1%	4.9%
Adjusted EBITDA	27,518	37,657	(26.9)	135,643	159,277	(14.8)
Adjusted EBITDA margin	7.4%	10.0%		8.5%	9.7%

Percentage change in net sales:
Organic units	(2)%			(1)%
Acquisitions	1			1
Selling prices	—			(2)
●	Structural Packaging organic unit sales grew 1 percent in the quarter from year ago levels.
●	PalletOne organic unit sales declined 8 percent in the quarter from year ago levels due to weaker demand, which was partially offset by a 4 percent contribution from acquisitions.
●	Protective Packaging organic unit sales declined 2 percent in the quarter from a year ago, due to challenging market conditions.

UFP Construction

(In thousands)	Quarter Period			Year to Date
	2025	2024	% Change	2025	2024	% Change
Net sales	$439,790	$486,776	(9.7)%	$2,003,785	$2,113,844	(5.2)%
Net earnings	15,437	27,595	(44.1)	89,626	136,179	(34.2)
Net margin	3.5%	5.7%		4.5%	6.4%
Adjusted EBITDA	33,173	45,022	(26.3)	157,841	208,417	(24.3)
Adjusted EBITDA margin	7.5%	9.2%		7.9%	9.9%

Percentage change in net sales:
Organic units	(5)%			—%
Acquisitions	—			—
Selling prices	(5)			(5)
●	Site Built organic unit sales declined 17 percent in the quarter from year ago levels due to weaker single-family residential activity in our core western markets.
●	Factory Built organic unit sales grew 1 percent in the quarter from year ago levels.
●	Concrete Forming Solutions organic unit sales grew 3 percent in the quarter from year ago levels.

Exhibit 99(a)

●	Commercial organic sales grew 3 percent in the quarter from year ago levels.

Capital Structure, Leverage and Liquidity Information

UFP Industries maintains a strong balance sheet and as of December 27, 2025, had liquidity of approximately $2.2 billion consisting of over $900 million of cash and $1.3 billion of remaining availability under its revolving credit facility and a shelf agreement with certain lenders. The company’s return-focused approach to capital allocation includes the following:

●	Acquisitions and Organic Growth. The company seeks strategic acquisitions and invests in organic growth opportunities when acquisition targets are not available at valuations that will allow us to meet or exceed targeted return rates. The company expects to invest approximately $300 million to $325 million on capital projects in 2026.
●	Dividend payments. On February 12, 2026, the UFP Industries Board of Directors increased our quarterly cash dividend to $0.36 per share, which represents a 3 percent year-over-year increase. This dividend is payable on March 16, 2026, to shareholders of record on March 2, 2026. We continue to consider our payout ratio and yield when determining the appropriate dividend rate and have a long-term objective of increasing our dividend in line with our earnings and free cash flow growth.
●	Share repurchases. As of December 27, 2025, we repurchased 4.5 million shares for $443 million, at an average share price of $98.39 for the year, representing approximately 7 percent of our shares outstanding at the beginning of the year.

2026 Outlook and Long-Term Targets

We anticipate that the current market environment will continue in 2026 and that overall demand will be flat to slightly down in each of our segments based on our sales mix. We anticipate markets tied to new residential construction will remain more challenged and see stabilization across our other end markets as an offset. However, we believe we are positioned well to perform better than the market due to market share gains across our portfolio and the execution of our cost out program. We anticipate initial stocking orders, upgraded manufacturing capacity, and expanded distribution will support momentum in our Deckorators and Surestone businesses in 2026.

The company’s long-term goals remain unchanged and include: 1) achieving 7-10 percent unit sales growth annually (including bolt-on acquisitions) with at least 10 percent of all sales coming from new products; 2) achieving 12.5 percent adjusted EBITDA margins; 3) earning an incremental return on new investments over our hurdle rate; and 4) maintaining a conservative capital structure.

Conference Call

UFP Industries will host a conference call on Tuesday, February 24, 2026, to discuss these results and outlook. The conference call will begin at 9:30 a.m. Eastern Time and will be hosted by CEO Will Schwartz and CFO Michael Cole. Interested investors can access the webcast directly with this link (here). A replay of the call will be available through the UFP Investor Relations website at www.ufpinvestor.com for at least 90 days following the call.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

Exhibit 99(a)

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in currency and inflation; fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; changes in tariffs, import/export regulations, and other trade policies; concentration of sales to customers; the success of vertical integration strategies; excess capacity or supply chain challenges; inbound and outbound transportation costs; alternatives to replace treated wood products; government regulations, particularly involving environmental and safety regulations; our ability to make successful business acquisitions; cybersecurity breaches; and potential pandemics. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA and Free cash flow, non-GAAP financial measures, in order to evaluate historical and ongoing operations. Management believes that these non-GAAP financial measures are useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA and Free cash flow are intended to supplement and should be read together with the financial results. Adjusted EBITDA and Free cash flow should not be considered alternatives or substitutes for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measures. See the table below for a reconciliation of Net earnings to Adjusted EBITDA and a reconciliation of Cash flow from operations to Free cash flow.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

---------------AT THE COMPANY---------------

Stanley Elliott

Director of Investor Relations

(804) 337-8217

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND

COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2025/2024

	Quarter Period				Year to Date
(In thousands, except per share data)	2025		2024		2025		2024
Net sales	$1,329,823	100.0%	$1,462,001	100.0%	$6,320,343	100.0%	$6,652,309	100.0%
Cost of sales	1,113,284	83.7	1,222,492	83.6	5,260,193	83.2	5,425,567	81.6
Gross profit	216,539	16.3	239,509	16.4	1,060,150	16.8	1,226,742	18.4

Operating expenses
Selling, general and administrative expenses	159,729	12.0	156,491	10.7	691,008	10.9	735,046	11.0
Net (gain) loss on disposition and impairments of assets	(3,084)	(0.2)	4,619	0.3	3,128	—	6,157	0.1
Other losses (gains), net	807	0.1	(1,060)	(0.1)	2,113	—	(6,703)	(0.1)
Total operating expenses	157,452		160,050		696,249		734,500

Earnings from operations	59,087	4.4	79,459	5.4	363,901	5.8	492,242	7.4

Interest and other	(1,394)	(0.1)	(11,560)	(0.8)	(28,340)	(0.4)	(47,913)	(0.7)

Earnings before income taxes	60,481	4.5	91,019	6.2	392,241	6.2	540,155	8.1
Income taxes	20,325	1.5	21,236	1.5	96,249	1.5	121,422	1.8
Net earnings	40,156	3.0	69,783	4.8	295,992	4.7	418,733	6.3

Less net earnings attributable to noncontrolling interest	(197)	—	(1,744)	(0.1)	(1,200)	—	(4,173)	(0.1)

Net earnings attributable to controlling interest	$39,959	3.0	$68,039	4.7	$294,792	4.7	$414,560	6.2

Earnings per share - basic	$0.70		$1.12		$5.00		$6.78

Earnings per share - diluted	$0.70		$1.12		$5.00		$6.77

Comprehensive income	$44,078		$58,121		$315,340		$398,753

Less comprehensive income attributable to noncontrolling interest	(795)		(1,007)		(3,673)		(610)

Comprehensive income attributable to controlling interest	$43,283		$57,114		$311,667		$398,143

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS

OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 2025/2024

	Quarter Period 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net sales	$443,964	$370,097	$439,790	$73,744	$2,228	$1,329,823
Cost of sales	373,322	312,198	364,195	51,793	11,776	1,113,284
Gross profit	70,642	57,899	75,595	21,951	(9,548)	216,539
Selling, general and administrative expenses	55,233	43,871	52,495	9,772	(1,642)	159,729
Net loss (gain) on disposition and impairments of assets	49	1,826	(13)	488	(5,434)	(3,084)
Other losses (gains), net	618	—	(3)	240	(48)	807
Earnings from operations	14,742	12,202	23,116	11,451	(2,424)	59,087
Interest and other	(119)	170	(3)	(1,876)	434	(1,394)
Earnings before income taxes	14,861	12,032	23,119	13,327	(2,858)	60,481
Income taxes	5,714	4,526	7,682	2,194	209	20,325
Net earnings	$9,147	$7,506	$15,437	$11,133	$(3,067)	$40,156

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net sales	$524,591	$375,315	$486,776	$73,971	$1,348	$1,462,001
Cost of sales	456,731	314,427	399,826	68,602	(17,094)	1,222,492
Gross profit	67,860	60,888	86,950	5,369	18,442	239,509
Selling, general and administrative expenses	34,578	35,468	51,014	(1,723)	37,154	156,491
Net loss (gain) on disposition and impairments of assets	2,189	5,090	452	18	(3,130)	4,619
Other (gains) losses, net	(436)	—	(447)	(286)	109	(1,060)
Earnings from operations	31,529	20,330	35,931	7,360	(15,691)	79,459
Interest and other	(171)	(1,415)	42	(530)	(9,486)	(11,560)
Earnings before income taxes	31,700	21,745	35,889	7,890	(6,205)	91,019
Income taxes	7,341	5,182	8,294	721	(302)	21,236
Net earnings	$24,359	$16,563	$27,595	$7,169	$(5,903)	$69,783

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS

OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE TWELVE MONTHS ENDED DECEMBER 2025/2024

	Year to Date 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net sales	$2,433,556	$1,603,723	$2,003,785	$271,550	$7,729	$6,320,343
Cost of sales	2,087,657	1,338,247	1,645,998	212,499	(24,208)	5,260,193
Gross profit	345,899	265,476	357,787	59,051	31,937	1,060,150
Selling, general and administrative expenses	218,262	180,619	237,949	37,858	16,320	691,008
Net loss (gain) on disposition and impairments of assets	11,139	(2,887)	259	3,167	(8,550)	3,128
Other losses (gains), net	1,398	—	265	691	(241)	2,113
Earnings from operations	115,100	87,744	119,314	17,335	24,408	363,901
Interest and other	(303)	(678)	(11)	(8,180)	(19,168)	(28,340)
Earnings before income taxes	115,403	88,422	119,325	25,515	43,576	392,241
Income taxes	28,724	22,008	29,699	4,973	10,845	96,249
Net earnings	$86,679	$66,414	$89,626	$20,542	$32,731	$295,992

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net sales	$2,597,994	$1,636,563	$2,113,844	$298,190	$5,718	$6,652,309
Cost of sales	2,209,195	1,335,304	1,675,346	240,518	(34,796)	5,425,567
Gross profit	388,799	301,259	438,498	57,672	40,514	1,226,742
Selling, general and administrative expenses	209,592	191,757	262,517	39,940	31,240	735,046
Net loss (gain) on disposition and impairments of assets	3,067	6,545	673	28	(4,156)	6,157
Other (gains) losses, net	(2,964)	—	(376)	(3,572)	209	(6,703)
Earnings from operations	179,104	102,957	175,684	21,276	13,221	492,242
Interest and other	(557)	(101)	17	(9,356)	(37,916)	(47,913)
Earnings before income taxes	179,661	103,058	175,667	30,632	51,137	540,155
Income taxes	40,534	23,023	39,488	5,793	12,584	121,422
Net earnings	$139,127	$80,035	$136,179	$24,839	$38,553	$418,733

Exhibit 99(a)

RECONCILIATION OF NET EARNINGS TO

ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 2025/2024

	Quarter Period 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$9,147	$7,506	$15,437	$11,133	$(3,067)	$40,156
Interest and other	(119)	170	(3)	(1,876)	434	(1,394)
Income taxes	5,714	4,526	7,682	2,194	209	20,325
Expenses associated with share-based compensation arrangements	894	1,639	2,667	408	4,278	9,886
Net loss (gain) on disposition and impairments of assets	49	1,826	(13)	488	(5,434)	(3,084)
Gain from reduction of estimated earnout liability	—	—	—	(457)	—	(457)
Depreciation expense	8,013	9,773	6,675	1,085	11,240	36,786
Amortization of intangibles	837	2,078	728	1,007	375	5,025
Adjusted EBITDA	$24,535	$27,518	$33,173	$13,982	$8,035	$107,243

Net earnings as a percentage of net sales	2.1%	2.0%	3.5%	15.1%	*	3.0%

Adjusted EBITDA as a percentage of net sales	5.5%	7.4%	7.5%	19.0%	*	8.1%
* Not meaningful

	Quarter Period 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$24,359	$16,563	$27,595	$7,169	$(5,903)	$69,783
Interest and other	(171)	(1,415)	42	(530)	(9,486)	(11,560)
Income taxes	7,341	5,182	8,294	721	(302)	21,236
Expenses associated with share-based compensation arrangements	1,860	1,623	1,846	163	5,326	10,818
Net loss (gain) on disposition and impairments of assets	940	861	451	18	(3,130)	(860)
Impairment of intangibles	1,250	4,229	—	—	—	5,479
Gain from reduction of estimated earnout liability	—	(605)	—	—	—	(605)
Depreciation expense	7,550	9,003	6,092	889	8,977	32,511
Amortization of intangibles	998	2,216	702	1,551	433	5,900
Adjusted EBITDA	$44,127	$37,657	$45,022	$9,981	$(4,085)	$132,702

Net earnings as a percentage of net sales	4.6%	4.4%	5.7%	9.7%	*	4.8%

Adjusted EBITDA as a percentage of net sales	8.4%	10.0%	9.2%	13.5%	*	9.1%
* Not meaningful

Exhibit 99(a)

RECONCILIATION OF NET EARNINGS TO

ADJUSTED EBITDA BY SEGMENT (UNAUDITED)

FOR THE TWELVE MONTHS ENDED DECEMBER 2025/2024

	Year to Date 2025
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$86,679	$66,414	$89,626	$20,542	$32,731	$295,992
Interest and other	(303)	(678)	(11)	(8,180)	(19,168)	(28,340)
Income taxes	28,724	22,008	29,699	4,973	10,845	96,249
Expenses associated with share-based compensation arrangements	4,040	7,029	9,840	1,017	15,866	37,792
Net loss (gain) on disposition and impairments of assets	8,739	(2,887)	259	3,167	(8,550)	728
Impairment of intangibles	2,400	—	—	—	—	2,400
Gain from reduction of estimated earnout liability	—	(1,511)	(344)	(457)	—	(2,312)
Depreciation expense	30,438	36,706	25,863	4,165	41,188	138,360
Amortization of intangibles	3,630	8,562	2,909	5,980	1,610	22,691
Adjusted EBITDA	$164,347	$135,643	$157,841	$31,207	$74,522	$563,560

Net earnings as a percentage of net sales	3.6%	4.1%	4.5%	7.6%	*	4.7%

Adjusted EBITDA as a percentage of net sales	6.8%	8.5%	7.9%	11.5%	*	8.9%
* Not meaningful

	Year to Date 2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$139,127	$80,035	$136,179	$24,839	$38,553	$418,733
Interest and other	(557)	(101)	17	(9,356)	(37,916)	(47,913)
Income taxes	40,534	23,023	39,488	5,793	12,584	121,422
Expenses associated with share-based compensation arrangements	5,788	6,974	7,944	772	16,685	38,163
Net loss (gain) on disposition and impairments of assets	1,817	2,316	673	28	(4,156)	678
Impairment of intangibles	1,250	4,229	—	—	—	5,479
Gain from reduction of estimated earnout liability	—	(642)	(1,818)	—	—	(2,460)
Depreciation expense	28,877	34,603	23,124	3,338	34,699	124,641
Amortization of intangibles	3,992	8,840	2,810	6,124	1,755	23,521
Adjusted EBITDA	$220,828	$159,277	$208,417	$31,538	$62,204	$682,264

Net earnings as a percentage of net sales	5.4%	4.9%	6.4%	8.3%	*	6.3%

Adjusted EBITDA as a percentage of net sales	8.5%	9.7%	9.9%	10.6%	*	10.3%
* Not meaningful

Exhibit 99(a)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

DECEMBER 2025/2024

(In thousands)
Assets	2025	2024	Liabilities and equity	2025	2024
Current assets			Current liabilities
Cash and cash equivalents	$914,199	$1,171,828	Accounts payable	$205,932	$224,659
Restricted cash	10,872	7,766	Accrued liabilities and other	287,390	283,664
Investments	34,374	31,087	Current portion of debt	899	4,125
Accounts receivable	475,959	500,920
Inventories	722,020	720,824	Total current liabilities	494,221	512,448
Other current assets	111,228	70,600
			Long-term debt and finance lease obligations	228,859	229,830
Total current assets	2,268,652	2,503,025	Other liabilities	211,106	158,669

Other assets	276,788	257,533	Temporary equity	4,463	5,366
Intangible assets, net	484,873	499,637
Property, plant and equipment, net	992,580	890,743	Shareholders' equity	3,084,244	3,244,625

Total assets	$4,022,893	$4,150,938	Total liabilities and equity	$4,022,893	$4,150,938

Exhibit 99(a)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2025/2024

(In thousands)	2025	2024
Cash flows from operating activities:
Net earnings	$295,992	$418,733
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	138,360	124,641
Amortization of intangibles	22,691	23,521
Expense associated with share-based and grant compensation arrangements	37,792	38,163
Deferred income taxes	49,915	(15,382)
Unrealized gain on investment and other	(2,431)	(1,217)
Impairment of investments	6,500	—
Equity in earnings of investee	(709)	(89)
Net loss on sale, disposition and impairment of assets	728	678
Impairment of intangibles	2,400	5,479
Gain from reduction of estimated earnout liability	(2,312)	(2,460)
Changes in:
Accounts receivable	27,464	47,070
Inventories	7,291	6,356
Accounts payable	(20,190)	22,394
Accrued liabilities and other	(17,754)	(25,316)
Net cash from operating activities	545,737	642,571

Cash flows used in investing activities:
Capital expenditures	(269,377)	(232,274)
Proceeds from sale of property, plant and equipment	31,472	11,501
Acquisitions and purchases of non-controlling interest, net of cash received	(17,626)	(29,830)
Purchases of investments	(38,767)	(55,397)
Proceeds from sale of investments	19,953	30,844
Other	1,104	4,406
Net cash used in investing activities	(273,241)	(270,750)

Cash flows used in financing activities:
Borrowings under revolving credit facilities	34,426	29,913
Repayments under revolving credit facilities	(38,133)	(32,256)
Repayments of debt	—	(40,000)
Repayment of debt on behalf of investee	—	(6,303)
Contingent consideration payments and other	(221)	(4,868)
Proceeds from issuance of common stock	2,471	2,811
Dividends paid to shareholders	(82,350)	(80,782)
Distributions to noncontrolling interest	(3,005)	(11,848)
Purchase of remaining noncontrolling interest of subsidiary	(549)	(4,902)
Payments to taxing authorities in connection with shares directly withheld from employees	(9,591)	(17,838)
Repurchase of common stock	(433,028)	(141,120)
Other	(163)	73
Net cash used in financing activities	(530,143)	(307,120)

Effect of exchange rate changes on cash	3,124	(7,363)
Net change in cash and cash equivalents	(254,523)	57,338

All cash and cash equivalents, beginning of period	1,179,594	1,122,256

All cash and cash equivalents, end of period	$925,071	$1,179,594

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$1,171,828	$1,118,329
Restricted cash, beginning of period	7,766	3,927
All cash and cash equivalents, beginning of period	$1,179,594	$1,122,256

Cash and cash equivalents, end of period	$914,199	$1,171,828
Restricted cash, end of period	10,872	7,766
All cash and cash equivalents, end of period	$925,071	$1,179,594

Exhibit 99(a)

RECONCILIATION OF NET CASH FROM OPERATING

ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

FOR THE TWELVE MONTHS ENDED DECEMBER 2025/2024

(In thousands)	2025	2024
Net cash from operating activities	$545,737	$642,571
Increase (decrease) in investment in net working capital	3,189	(50,504)
Maintenance capital expenditures(1)	(105,703)	(124,511)
Interest expense, net of taxes	8,238	9,852
Free cash flow	$451,461	$477,408

(1) Breakdown of capital expenditures from the condensed consolidated statements of cash flows:
Maintenance capital expenditures	$105,703	$124,511
Expansionary and efficiency capital expenditures	163,674	107,763
Total capital expenditures	$269,377	$232,274